                                                                    Exhibit 99.1

                           Effect of Accounting Change
                     ($ in thousands, except per share data)
                                    Unaudited

                             1999        2000        2001       1st Qtr 2002
                            ------      ------      ------      ------------
Income Statement
Reported Net Income         22,129      15,008      16,152          4,577
Adjustment                     596          44         (80)          (767)
Adjusted Net Income         22,725      15,052      16,072          3,810

EPS as reported
(Diluted)                     2.08        1.47        1.59           0.45
Adjustment                    0.13        0.06        0.06          (0.06)

EPS as restated               2.21        1.53        1.65           0.39
    (Diluted)


                    Impact on Balance Sheet at June 30, 2002
                                    Unaudited

         The following unaudited balance sheet disclosures show the increase (decrease) in the balance sheet line items that will be reflected in the Company's June 30, 2002 balance sheet as a result of this accounting change.

Assets
     Investments                                                  $6,776

Liabilities
     Deferred Income Tax                                          (1,721)
     Deferred Compensation                                        18,861

Equity
     Additional Paid In Capital                                     (372)
     Accumulated Other Comprehensive Income (Loss)                (1,330)
     Retained Earnings                                            (1,746)
                                                                  (3,448)
     Treasury Stock                                               (6,916)
     Stockholders' Equity                                        (10,364)
     Total Liabilities & Equity                                   $6,776